Exhibit 99.3


                             JOINT FILER INFORMATION

1.   Name:                            Isaac Perlmutter
     Address:                         P.O. Box 1028
                                      Lake Worth, FL 33460
     Designated Filer:                Isaac Perlmutter
     Issuer and Ticker Symbol:        Marvel Enterprises Inc. (MVL)
     Statement for Month/Day/Year:    09/10/2003


2.   Name:                            Object Trading Corp.
     Address:                         P.O. Box 1028
                                      Lake Worth, FL 33460
     Designated Filer:                Isaac Perlmutter
     Issuer and Ticker Symbol:        Marvel Enterprises Inc. (MVL)
     Statement for Month/Day/Year:    09/10/2003



/s/   Benjamin Dean                            Date:    09/12/2003
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Benjamin Dean, attorney in fact
for Isaac Perlmutter

Object Trading Corp.

By: /s/ Benjamin Dean                          Date:    09/12/2003
   ---------------------------------                ------------------
        Benjamin Dean, duly authorized